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Company Press Release September 28, 2000, titled "Stewart & Stevenson Tactical
Vehicle Systems, LP Receives US Army Contracts For $25 Million."

                             Client:     Stewart & Stevenson Services, Inc.

                             Contacts:     David Stewart, Treasurer
                                           Stewart & Stevenson Services, Inc.
                                           713-868-7657 / d.stewart@ssss.com

                                           Ken Dennard / kdennard@easterly.com
                                           Lisa Elliott / lisae@easterly.com
                                           Easterly Investor Relations
                                           713-529-6600

               STEWART & STEVENSON TACTICAL VEHICLES SYSTEMS, LP

                   RECEIVES US ARMY CONTRACTS FOR $25 MILLION

     HOUSTON - SEPTEMBER 28, 2000 - Stewart & Stevenson Services, Inc. (NASDAQ:SSSS), a leading manufacturer and distributor of industrial and energy related equipment; oilfield and airline ground support equipment; and a manufacturer of medium tactical vehicles, announced that Stewart & Stevenson Tactical Vehicle Systems, LP (TVSLP) in Sealy, Texas, has received contract awards for approximately $25 million by the US Army's Tank-automotive and Armament Command (TACOM).

     The Army exercised three option modifications totaling approximately $15 million to its Family of Medium Tactical Vehicles (FMTV) production contract. The options call for the delivery of 103 vehicles - 92 M1088A1 five-ton tractors and 11 M1083A1 five-ton cargo trucks - in the Production Year 3 phase of the contract. The option vehicles are scheduled for delivery through the third quarter of 2001.

     TVSLP also received a new contract for approximately $10 million from the US Government to incorporate 16 enhancements into approximately 4,200 earlier production FMTV AO model trucks over the next 19 months.

     "We are pleased that the Government continues to exercise options to modify the second production contract it awarded to the company to build approximately 7,800 trucks and 1,500 trailers," said Richard M. Wiater, President of TVSLP. "Including these $15 million contract modifications, a total of $119 million has been added to the initial $1.38 billion order signed in October 1998 and further options are expected to be exercised in the future. Moreover, we continue to enjoy additional contracts from the US Government such as the $10 million amount associated with enhancements to be made to trucks in the field from the previous 1991 contract."

     The tractors and five of the cargos are for the U.S. Army Reserve, while six cargos are slated for delivery to the Air National Guard. This new order for 103 vehicles brings the total ordered under the current production contract to more than 8,100 trucks and almost 1,600 trailers.

     Stewart & Stevenson Tactical Vehicle Systems, LP is the prime contractor for the U.S. Army's Family of Medium Tactical Vehicles Medium Tactical Vehicles
(FMTV), which includes 2.5 and 5-ton trucks in 14 variants and companion trailers. TVSLP also sells military vehicles to governments and government contractors worldwide. For more information about TVS visit http://www.fmtvtruck.com.

Founded in 1902, Stewart & Stevenson Services, Inc. (NASDAQ:SSSS) is a billion-dollar company that manufactures and distributes a wide range of industrial products and diesel-powered equipment to key industries worldwide: petroleum, power generation, defense, airline, marine and transportation. Visit the company's corporate Web site at http://www.ssss.com.

This press release includes forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Stewart & Stevenson believes that its expectations, as expressed in these statements, are based on reasonable assumptions regarding the risks and uncertainties inherent in achieving those expectations. These statements are not, however, guarantees of future performance and actual results may differ materially. The most important factors that may cause actual results to differ from our expectations are the risks of cancellation, adjustment or termination of the FMTV procurement program; unilateral changes directed by the
U. S. Army in the scope or timing of the program; future government budgeting, and changes in applicable laws. Other risk factors are listed in Stewart & Stevenson Services, Inc. annual report to the Securities and Exchange Commission on Form 10-K for the year ended January 31, 2000, and Quarterly Report to the Securities and Exchange Commission on Form 10-Q for the three months ended July 31, 2000.